EXHIBIT A
                                   ---------

            In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a statement on Schedule 13G and all amendments thereto with respect to the Common Stock of Ardea Biosciences, Inc. beneficially owned by each of them, and the inclusion of this Joint Filing Agreement as an exhibit thereto.

Dated: August 18, 2008


                                   /s/ Dane Andreeff
                               -----------------------------
                                   Dane Andreeff


                               ANDREEFF EQUITY ADVISORS, L.L.C.
                               By:  Dane Andreeff

                                   /s/ Dane Andreeff
                               -----------------------------
                               Name:  Dane Andreeff
                               Title: Managing Member

                               MAPLE LEAF CAPITAL I, L.L.C.
                               By: Dane Andreeff

                                   /s/ Dane Andreeff
                               ------------------------------
                               Name:  Dane Andreeff
                               Title: Managing Member